UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 9, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2023, NovAccess Global Inc. entered into a letter agreement (the “letter agreement”) with AJB Capital Investments, LLC (“AJB”). In connection with loans previously provided to us by AJB, we issued two promissory notes to AJB dated February 15, 2022 and May 5, 2022 (both as amended by February 9, June 8, and June 19, 2023 letter agreements with AJB) that were all due on June 30, 2023 for a total of $1,600,000 (the “loans”). The letter agreement extended the due date of these loans to August 31, 2023.

Pursuant to the letter agreement, on August 9, 2023 NovAccess also issued to AJB a common stock purchase warrant (the “warrant”) to purchase 2.0 million shares of the company’s common stock for $0.20 a share. The warrant expires on August 9, 2028. The letter agreement provides that if we repay the loans in full by August 31, 2023, then the number of shares purchasable under the warrant will be reduced to 1.0 million.

The AJB letter agreement and warrant are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuance of the warrant to AJB is exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Letter Agreement dated August 9, 2023 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 10.2 Common Stock Purchase Warrant dated August 9, 2023 for 2,000,000 shares issued by NovAccess Global Inc. to AJB Capital Investments, LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: August 14, 2022
	By:	/s/ Dwain K. Irvin
By Dwain K. Irvin, Chief Executive Officer